UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2016

VITAE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36617 (Commission File Number)	04-3567753 (IRS Employer Identification No.)

502 West Office Center Drive Fort Washington, PA 19034 (Address of Principal Executive Offices)	19034 (Zip Code)

Registrant’s telephone number, including area code: (215) 461-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the 2016 annual meeting of stockholders (the “Annual Meeting”) of the Company held on May 26, 2016, the following proposals were submitted to the stockholders of the Company:

Proposal 1:	The election of three directors to serve as Class II directors until the Company’s 2019 annual meeting of stockholders and until their successors are duly elected and qualified.

Proposal 2:	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

For more information about the foregoing proposals, see the Company’s definitive proxy statement on Schedule 14A filed with the United States Securities and Exchange Commission on April 13, 2016 (the “Proxy Statement”). Of the 22,156,138 shares of the Company’s common stock entitled to vote at the Annual Meeting, 17,853,316 shares, or approximately 80.57%, were represented at the meeting in person or by proxy, constituting a quorum. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such proposal is set forth below:

Proposal 1:	Election of Directors.

The Company’s stockholders elected the following three directors to serve as Class II directors until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified. The votes regarding the election of the directors were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Donald Hayden, Jr.	13,497,872	100,499	4,254,945
Robert V. Gunderson, Jr.	13,161,103	437,268	4,254,945
Gino Santini	13,049,354	549,017	4,254,945

Proposal 2:	Ratification of Appointment of Ernst & Young LLP.

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
17,740,442	9,990	102,884	0

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAE PHARMACEUTICALS, INC.

Date: May 26, 2016	By:	/s/ Jeffrey S. Hatfield
Jeffrey S. Hatfield
Chief Executive Officer

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